Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael G. Rubin and Michael R. Conn, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all post-effective amendments (including any amendments thereto) to the Registration Statements on Form S-8, File Nos. 33-42188, 33-73760, 33-89170, 333-47760 and 333-66650 to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable GSI Commerce, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been executed as of this 11th day of October 2007, by the following persons:

Signature	Title(s)

/s/ Michael G. Rubin	Chairman of the Board, President and Chief
Michael G. Rubin	Executive Officer (principal executive officer)

/s/ Michael R. Conn	Executive Vice President, Finance and Chief
Michael R. Conn	Financial Officer (principal financial officer and principal accounting officer)

/s/ M. Jeffrey Branman	Director
M. Jeffrey Branman

/s/ Michael J. Donahue	Director
Michael J. Donahue

/s/ Ronald D. Fisher	Director
Ronald D. Fisher

/s/ John A. Hunter	Director
John A. Hunter

/s/ Mark S. Menell	Director
Mark S. Menell

/s/ Jeffrey F. Rayport	Director
Jeffrey F. Rayport

/s/ Andrea M. Weiss	Director
Andrea M. Weiss